UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/22/2007

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As stated in a filing by Metavante Holding Company ("Metavante") with the Securities and Exchange Commission on May 22, 2007, David Coulter, a director of First Data Corporation, will be joining the Board of Directors of Metavante and has agreed to resign as a director of First Data Corporation no later than the date he joins the Metavante Board of Directors. He will be joining the Metavante Board of Directors in connection with a transaction that will result in Metavante being a separate, publicly-traded company.   The timing of his resignation will be affected by the timing of the Metavante transaction and the ultimate timing of First Data Corporation's previously announced transaction with an affiliate of Kohlberg Kravis Roberts & Company, which we currently anticipate to close near the end of the third quarter.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: May 29, 2007	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary